                                                                 Exhibit 10.10


LETTER OF AGREEMENT BETWEEN:                   UNIVERSITY CITY SCIENCE
                                               CENTER (LESSOR)
                                                                 AND
                                               GREENTREE NUTRITION, INC.
                                               (LESSEE)
RE:  3401 Market Street, Suite 225

     Effective February 1, 1999, the lease agreement dated February 13, 1997 between Lessor and Lessee now consisting of approximately 1,789 gross square feet is modified as follows:

     1. The demised premises shall increase by Suite 228, approximately 650 gross square feet (as noted on the attached floor plan). Therefore, the total space occupied shall be approximately 2,439 gross square feet.

     2. The lease term shall be the same as Lessee's existing space.

     3. The minimum fixed annual rent shall increase to Thirty-five Thousand Seven Hundred Forty-Six Dollars ($35,746.00), payable in equal monthly installments in advance and without demand, of Two Thousand Nine Hundred Seventy-Eight Dollars and Thirty-Four Cents ($2,978.34).


                       GROSS                  ANNUAL        MONTHLY
             SUITE     SQ.FT.     RATE         RENT

              225       539       $18.00      $11,502.00    $  958.50
              224       824       $16.00      $13,184.00    $1,098.67
              224A      326       $10.00      $ 3,260.00    $  271.67
              228       650       $12.00      $ 7,800.00    $  650.00
             TOTAL    2,439                   $35,746.00    $2,978.84


     4. The monthly use and occupancy tax shall be $94.17.

     5. Any additional improvements, including electrical and/or lighting, shall be at Lessee's sole expense, and they must be presented to Lessor for approval.

     6. Lessee shall pay an additional security deposit in the amount of $650.00 to Lessor upon execution of this Agreement.

     Except as expressly stated in this Agreement, all other terms and conditions of the Lease Agreement dated February 13, 1997 remain in full force and effect.

ACCEPTED FOR:                                ACCEPTED FOR:

UNIVERSITY SCIENCE CENTER                    GREENTREE NUTRITION, INC.

_____________________________                _____________________________
Name                                         Name

_____________________________                _____________________________
Title                                        Title

_____________________________                _____________________________
Date                                         Date

                         ASSIGNMENT OF LEASE AGREEMENT

     THIS AGREEMENT made this 7th day of December, 1998, by and between UNIVERSITY SCIENCE CENTER (hereinafter called "Lessor") whose address is 3624 Market Street, Philadelphia, Pennsylvania 19104, and ACUMIN CORPORATION (hereinafter called "Lessee") whose address is 3401 Market Street, Suite 225, Philadelphia, Pennsylvania 19103.

                                  WITNESSETH:

     WHEREAS, Lessor entered into a certain Lease, dated February 13, 1997 (hereinafter called "Lease") with Lessee, covering the premises consisting of approximately 639 gross square feet of laboratory space in the building known as 3401 Market Street, Philadelphia, Pennsylvania, as amended to consist of approximately 1,789 gross square feet of office and laboratory space.

     WHEREAS, the Lessor and Lessee are desirous of amending the Lease as to certain terms and conditions, and

     NOW, THEREFORE, in consideration of their mutual covenants and intending to be bound hereby, the parties agree as follows:

     1. Consent by Lessor to Assignment of Lease. UNIVERSITY SCIENCE CENTER, the Lessor named in the above-referenced Lease dated February 13, 1997, hereby agrees that Acumin Corporation, the Lessee under said Lease, may assign all its rights under the said Lease to GREENTREE NUTRITION, INC., whose address is 520 3rd Street, Suite 245, San Francisco, CA 94107, its successors and assigns, for the remaining term of the said Lease. This consent is subject to the payment of all rents reserved in said Lease and the performance of all duties, covenants, obligations, conditions, and terms contained therein. This assignment does not relieve Acumin Corporation of its liability under the Lease.

     2. Amendment of Lease. The Lease is hereby amended as hereinafter set forth, effective as of January 1, 1999.

IN WITNESS WHEREOF, the parties hereto have executed this amendment the day and year aforesaid.

--------------------------------------------------------------------------------
BY: s/Bradford S.           BY: s/Bradford S.           BY:  s/Charles
Oberwager                   Oberwager                   ______________
--------------------------------------------------------------------------------
ASSIGNOR:                   ASSIGNEE:                   LESSOR:
ACUMIN CORPORATION          GREENTREE NUTRITION,        UNIVERSITY CITY SCIENCE
                            INC.                        CENTER
--------------------------------------------------------------------------------
Name: s/_____________       Name: s/_____________       Name: s/_____________
--------------------------------------------------------------------------------
Title: s/President          Title: s/CFO                Title: s/SVP
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Date: s/12/7/98             Date: s/12/7/98             Date: s/12/11/98
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